UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 15, 2015

VALLEY NATIONAL BANCORP
(Exact Name of Registrant as Specified in Charter)

New Jersey	1-11277	22-2477875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1455 Valley Road, Wayne, New Jersey	07470
(Address of Principal Executive Offices)	(Zip Code)
(973) 305-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
On April 14, 2015, the Annual Meeting of Shareholders of Valley National Bancorp (the “Company”) was held. A total of 201,991,317 of the Company’s shares were present or represented by proxy at the meeting. The Company’s shareholders took the following actions:

Proposal #1 – Voted on the election of 16 persons, named in the Proxy Statement, to serve as directors of the Company for the ensuing year constituting the entire Board of Directors. The following is a list of directors elected at the Annual Meeting with the number of votes “For”, “Against”, "Abstain" and Broker "Non-Votes".

	Number of Votes
Name	For	Against	Abstain	Broker Non-Votes
Andrew B. Abramson	140,303,462	4,581,209	814,073	56,292,573
Peter J. Baum	140,857,119	3,367,790	1,473,837	56,292,571
Pamela R. Bronander	140,778,621	3,853,384	1,066,742	56,292,570
Peter Crocitto	139,959,096	4,664,133	1,075,519	56,292,569
Eric P. Edelstein	128,408,523	16,437,354	852,869	56,292,571
Alan D. Eskow	134,054,009	10,794,787	849,950	56,292,571
Mary J. Steele Guilfoile	138,837,589	6,073,023	788,123	56,292,582
Graham O. Jones	138,622,808	6,210,364	865,576	56,292,569
Gerald Korde	140,639,887	4,358,269	700,591	56,292,570
Michael L. LaRusso	140,331,825	4,086,898	1,280,023	56,292,571
Marc J. Lenner	140,597,223	4,226,627	874,896	56,292,571
Gerald H. Lipkin	138,316,406	6,789,944	592,398	56,292,569
Barnett Rukin	140,794,707	4,041,225	862,813	56,292,572
Suresh L. Sani	140,590,456	4,207,231	901,060	56,292,570
Robert C. Soldoveri	138,752,344	6,084,694	861,709	56,292,569
Jeffrey S. Wilks	135,879,079	8,961,734	857,933	56,292,570

Proposal #2 – Approved, on a non-binding basis, the compensation of the Company’s named executive officers as determined by the Compensation and Human Resources Committee.
The number of shares voted “For” and “Against” this proposal, as well as the number of abstentions and broker non-votes, is as follows:

Number of Votes
For	130,701,778
Against	13,282,480
Abstained	1,714,478
Broker Non-Votes	56,292,581

Proposal #3 – Ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

The number of shares voted “For” and “Against” this proposal, as well as the number of abstentions and broker non-votes, is as follows:

Number of Votes
For	198,621,162
Against	2,359,468
Abstain	1,010,687
Broker Non-Votes	—

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 21, 2015		VALLEY NATIONAL BANCORP

	By:	/s/ Alan D. Eskow
Alan D. Eskow
Senior Executive Vice President & Chief Financial Officer